              FIRST AMENDMENT TO MERGERS AND ACQUISITIONS AGREEMENT

     This First Amendment (this "Amendment") is entered into as of January 23, 1998 by and between Unique Investment Corp., a California corporation ("Unique"), and Hawker Pacific Aerospace (the "Company"), in order to amend that certain Mergers and Acquisitions Agreement, dated September 2, 1997 (the "Agreement"), between Unique and the Company as herein set forth:

     1. The first sentence of the second paragraph of the Agreement is hereby amended to add the following at the end of the sentence:

     "(the "Acquisition Closing Date"), which amount shall be reduced by the aggregate amount of payments made to Unique by the Company beginning January 1, 1998 through the Acquisition Closing Date, pursuant to that certain Management Agreement dated as of March 1, 1997 by and between Unique and the Company and any successor agreement thereto."

     No changes are being made to the remainder of the paragraph or to the rest of the Agreement.

     IN WITNESS WHEREOF, Unique and the Company have entered into this Amendment effective as of the date set forth above.

                                             UNIQUE INVESTMENT CORP.


                                             By: /s/ Scott W. Hartman
                                                ------------------------------
                                                Scott Hartman
                                                Chief Operating Officer


                                             HAWKER PACIFIC AEROSPACE


                                             By:/s/ David Lokken
                                                ------------------------------
                                                David Lokken
                                                Chief Executive Officer